                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                                  $400,000,000

                         SEAGATE TECHNOLOGY HDD HOLDINGS

                            8% SENIOR NOTES DUE 2009



                               PURCHASE AGREEMENT

                                   May 3, 2002

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                                                                     May 3, 2002


Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

     Seagate Technology HDD Holdings, an exempted limited liability company organized under the laws of the Cayman Islands (the "Company"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers") $400,000,000 principal amount of its 8% Senior Notes due 2009 (the "Securities") to be issued pursuant to the provisions of an Indenture to be dated May 13, 2002 (the "Indenture"), among the Company, Seagate Technology Holdings, an exempted limited liability company organized under the laws of the Cayman Islands (the "Parent Guarantor"), and U.S. Bank, N.A., as Trustee (the "Trustee").

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S").

     The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be dated May 13, 2002 among the Parent Guarantor, the Company and the Initial Purchasers (the "Registration Rights Agreement").

     In connection with the sale of the Securities, the Parent Guarantor and the Company have prepared a preliminary offering memorandum (the "Preliminary Memorandum") and a final offering memorandum (together with any amendments or supplements thereto that are approved by you in accordance with Section 6(b) hereof, the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum"), in each case including a description of the terms of the Securities, the terms of the offering and a description of the business of the Parent Guarantor, the Company and the Company's subsidiaries (the "Subsidiaries"). The Parent Guarantor and the Company hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

     1. Representations and Warranties. The Parent Guarantor and the Company represent and warrant to, and agree with, you that:

          (a) (i) The Preliminary Memorandum does not contain and the Final Memorandum, as of its date and on the Closing Date (as defined in Section
     4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to

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                                                                               2

make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company or its counsel in writing by such Initial Purchaser through you or your counsel expressly for use therein, and (ii) each Memorandum, as of its date and on the Closing Date, contained or contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) Each of the Parent Guarantor and the Company has been duly organized, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole.

     (c) Each Subsidiary has been duly organized, is validly existing as a corporation, limited liability company or other similar entity in good standing under the laws of the jurisdiction of its organization, has the corporate or other power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

     (d) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Parent Guarantor and the Company and, assuming due execution and delivery by any Initial Purchaser seeking to enforce this Agreement or the Registration Rights Agreement (as the case may be), will constitute the valid and binding obligations of the Parent Guarantor and the Company, enforceable by such Initial Purchaser against the Parent Guarantor and the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions hereof and under the Registration Rights Agreement may be unenforceable or may be limited under applicable law.

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     (e) The Securities have been duly authorized and, when duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company and (with respect to the Guarantee contained in the Indenture) the Parent Guarantor in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability (whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

     (f) The Indenture has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Parent Guarantor and the Company, enforceable against the Parent Guarantor and the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles of general applicability (whether considered in a proceeding in equity or at law).

     (g) The execution and delivery by the Parent Guarantor and the Company of, and the performance by the Parent Guarantor and the Company of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities, as applicable, will not contravene any provision of applicable law (except for such contraventions of applicable law that would not reasonably be expected to have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Parent Guarantor and the Company to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, as applicable), or the charter or by-laws of the Parent Guarantor or the Company or any agreement or other instrument binding upon the Parent Guarantor, the Company or any of the Subsidiaries that is material to the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Parent Guarantor, the Company or any Subsidiary (except for contraventions of any such judgment, order or decree that would not reasonably be expected to have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Parent Guarantor and the Company to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, as applicable), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Parent Guarantor and the Company of their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, as applicable, except such as
(i) have been obtained prior to the Closing Date, (ii) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Parent Guarantor's and the Company's respective obligations under the Registration Rights Agreement or (iii) the failure of which to obtain would not reasonably be expected to have a material adverse effect on the power

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or ability of the Parent Guarantor and the Company to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, as applicable, including, but not limited to, the issuance and sale of the Securities.

     (h) Since the date as of which information is given in the Final Memorandum, except as otherwise stated therein (i) there has been no material adverse change or, to the knowledge of the Company or the Parent Guarantor, any development involving a prospective material adverse change in the financial condition or in the earnings, business affairs or management of the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Parent Guarantor, the Company or any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, and (iii) none of the Parent Guarantor, the Company or any of the Subsidiaries has entered into any material transaction other than in the ordinary course of business.

     (i) There are no legal or governmental actions, suits or proceedings pending or, to the Parent Guarantor's or the Company's knowledge, threatened to which the Parent Guarantor, the Company or any of the Subsidiaries is a party or to which any of the properties of the Parent Guarantor, the Company or any of the Subsidiaries is subject other than proceedings accurately described in all material respects in the Final Memorandum and proceedings that would not have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, or on the power or ability of the Parent Guarantor and the Company to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, as applicable.

     (j) The financial statements (including the summary financial information of both the Parent Guarantor and the Company and the selected historical consolidated financial information of both the Parent Guarantor and the Company) included in each Memorandum present fairly in all material respects the financial position of the entities purported to be covered as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except, in each case, that the summary and selected historical consolidated financial information of the Company does not include the notes to consolidated financial statements that would appear if full financial statements had been presented for the Company and that interim periods of the Company and its predecessor have been combined therein into full year and nine-month periods); and the unaudited pro forma consolidated financial statements comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X.

     (k) The Parent Guarantor, the Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with

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all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole.

     (l) Except as disclosed in the Final Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole.

     (m) Each of the Parent Guarantor and the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (n) Neither the Parent Guarantor, the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Parent Guarantor or the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except that no representation, warranty or agreement is made by the Parent Guarantor or the Company in this paragraph with respect to the activities of the Initial Purchasers.

     (o) None of the Parent Guarantor, the Company, any of their respective Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Parent Guarantor, the Company and their respective Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except that no representation, warranty or agreement is made by the Parent Guarantor or the Company in this paragraph with respect to the activities of the Initial Purchasers.

     (p) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 7 and their compliance with the agreements set forth herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Memoranda to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

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                                                                               6

     (q) The Securities satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Securities Act.

     (r) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) neither the Parent Guarantor nor the Company has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (ii) there has not been any material change in the capital stock or long-term debt of the Parent Guarantor, the Company and the Subsidiaries, except in each case as described in the Final Memorandum.

     (s) The Parent Guarantor, the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Parent Guarantor, the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum, such as do not materially interfere with the use made and proposed to be made of such property by the Parent Guarantor, the Company and the Subsidiaries or such as would not reasonably be expected to have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole; and any real property and buildings held under lease by the Parent Guarantor, the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Parent Guarantor, the Company and the Subsidiaries, in each case except as described in the Final Memorandum.

     (t) Except as disclosed in the Final Memorandum, the Parent Guarantor, the Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property currently employed by them in connection with the business now operated by them, and none of the Parent Guarantor, the Company nor, to the knowledge of the Parent Guarantor and the Company, any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse affect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole.

     (u) No material labor dispute with the employees of the Parent Guarantor, the Company or any of the Subsidiaries exists, except as described in each Memorandum, or, to the knowledge of the Parent Guarantor or the Company, is imminent.

     (v) The Parent Guarantor, the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of

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                                                                               7


         the Parent Guarantor, the Company or any of the Subsidiaries has been refused any insurance coverage sought or applied for, other than as would not reasonably be expected to have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole; and none of the Parent Guarantor, the Company or any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, except as described in the Final Memorandum.

              (w) The Parent Guarantor, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except such as the failure of which to obtain would not reasonably be expected to have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, and none of the Parent Guarantor, the Company nor, to the knowledge of the Parent Guarantor and the Company, any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, except as described in each Memorandum.

              (x) The Parent Guarantor, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (y) None of the Parent Guarantor, the Company or any of the Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Parent Guarantor, the Company or any of the Subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

              (z) On the Closing Date, all of the material assets used in the rigid disc drive operations of New SAC, an exempted liability company organized under the laws of the Cayman Islands that is the indirect parent company of the Parent Guarantor and the Company ("New SAC"), and its subsidiaries will be held by the Company and the Subsidiaries.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties

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                                                                               8

herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.25% of the principal amount thereof (the "Purchase Price").

         3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 13, 2002, or at such other time on the same or such other date as shall be mutually agreed upon by the Company and you. The time and date of such payment are hereinafter referred to as the "Closing Date".

         The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

         5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

              (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Parent Guarantor or the Company or any of the Parent Guarantor's or the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any
              development involving a prospective change, in the financial condition, earnings, business or operations of the Parent Guarantor, the Company and the Subsidiaries, taken as a whole, from that set forth in the Final Memorandum provided to prospective purchasers of the Securities that, in your reasonable judgment, is material and adverse and

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                                                                               9

               that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

              (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Parent Guarantor and the Company, to the effect set forth in
     Section 5(a)(i) and to the effect that, to such officer's knowledge after due inquiry, the representations and warranties of the Parent Guarantor and the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Parent Guarantor and the Company have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder in all material respects on or before the Closing Date.

              (c) The Initial Purchasers shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, outside U.S. counsel for the Company, Walkers, outside Cayman Islands counsel for the Company, and William Hudson, General Counsel of the Company, in each case dated the Closing Date, to the effect set forth in Exhibits A, B and C, respectively. Such opinions shall be rendered to the Initial Purchasers at the request of the Company.

              (d) The Initial Purchasers shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit D.

              (e) The Initial Purchasers shall have received from the Company on each of the date hereof and the Closing Date a letter addressed to the Initial Purchasers, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than May 2, 2002.

              (f) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Parent Guarantor and the Company.

              (g) The Indenture shall have been duly executed and delivered by the Parent Guarantor, the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

              (h) The Securities shall have been approved by the National Association of Securities Dealers, Inc. ("NASD") for trading in the PORTAL Market.

              (i) Seagate Technology International, an exempted limited liability company organized under the laws of the Cayman Islands that is a direct wholly owned subsidiary of

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                                                                              10

     the Company ("STI"), shall have irrevocably accepted for purchase not less than a majority in principal amount of its outstanding 12-1/2% Senior Subordinated Notes due 2007 in the debt tender offer commenced by STI on April 15, 2002.

              (j) STI and Seagate Technology (U.S.) Holdings, Inc., a Delaware corporation that is a direct wholly owned subsidiary of the Company ("STUSH"), shall have repaid in full all amounts outstanding under the credit agreement dated as of November 22, 2000, among STI, STUSH, New SAC and the lenders and agents party thereto, and such credit agreement, all other documentation evidencing any indebtedness under such credit agreement and any related guarantee and collateral documents shall have been terminated.

              (k) The Company and STUSH shall have received not less than $350,000,000 in aggregate in gross proceeds from term loan borrowings under a credit agreement to be entered into as of the Closing Date among the Company and STUSH, each as a borrower, JPMorgan Chase Bank, as administrative agent, J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc., as joint book managers and co-lead arrangers, Morgan Stanley Senior Funding, Inc., as syndication agent, and Citicorp USA, Inc., Credit Suisse First Boston and Merrill Lynch Capital Corporation, as co-documentation agents.

         6. Covenants of the Parent Guarantor and the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Parent Guarantor and the Company each covenant with each Initial Purchaser as follows:

              (a) To furnish to you in New York City, without charge, as promptly as practicable following the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

              (b) Before amending or supplementing the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

              (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Memorandum or the Final Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or

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                                                                              11

     threatening of any proceeding for any such purpose; and to use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Memorandum or the Final Memorandum or suspending any such qualification and, if any such suspension is issued, to use their reasonable best efforts to obtain the lifting thereof at the earliest possible time.

              (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

              (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Parent Guarantor's and the Company's counsel and the Parent Guarantor's and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and disbursement shall not exceed $10,000 in the aggregate, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Parent Guarantor and the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior written approval of the Company, and (ix) all other costs and expenses incident to the performance of the obligations of the Parent Guarantor and the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, road show expenses (including travel and lodging), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

              (f) Not to, and not to permit its Affiliates to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

              (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities
     Act) or in any manner involving a public offering within the meaning of
     Section 4(2) of the Securities Act.

              (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Parent Guarantor or the Company is then subject to Section 13 or 15(d) of the Exchange Act.

              (i) If requested by you, to use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market.

              (j) Not to, and not to permit its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) to, engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and to comply, and to direct its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) to comply, with the offering restrictions requirement of Regulation S.

              (k) During the period of two years after the Closing Date, not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

              (l) Not to take any action that would cause Regulation M under the Exchange Act to apply in connection with the distribution of the Securities contemplated hereby.

              (m) To apply the net proceeds of the sale of Securities as set forth in the Final Memorandum under "Use of Proceeds".

              (n) For a period of 90 days from the date of the Final Memorandum and except as contemplated by the Registration Rights Agreement, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Parent Guarantor, the Company or any of the Subsidiaries (other than the Securities) without your prior written consent.

              (o) In connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers.

         7. Offering of Securities; Restrictions on Transfer.

              (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

              (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                    (i) such Initial Purchaser understands that no action has
              been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                    (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                    (iii) the Securities have not been registered under the
              Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                    (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                    (v) such Initial Purchaser (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

                    (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                    (vii) such Initial Purchaser agrees that, at or prior to
              confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                    "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of original issuance of the Securities, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S".

         Terms used in this Section 7(b) have the meanings given to them by Regulation S.

              (c) Each Initial Purchaser has not and, severally and not jointly, agrees that it will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

              (d) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Final Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and (d), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this
     Section 7, and each Initial Purchaser hereby consents to such reliance.

      8. Indemnity and Contribution.

              (a) The Parent Guarantor and the Company shall jointly and severally indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Parent Guarantor or the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Parent Guarantor or the Company in writing by such Initial Purchaser through you or your counsel expressly for use therein; provided further, that, with respect to any such untrue statement in or omission from the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Initial Purchaser that sold the Securities to the person asserting any such loss, claim, damage, liability or action to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) a copy of the Final Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Memorandum was corrected in the Final Memorandum, as the same may be amended, unless, in either case, such failure to deliver the Final Memorandum was a result of non-compliance of the Parent Guarantor or the Company with Section 6(a).

              (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Parent Guarantor and the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Parent Guarantor and the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Parent Guarantor or the Company in writing by such Initial Purchaser through you or your counsel expressly for use in either Memorandum or any amendments or supplements thereto.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to an actual or potential conflict (based upon advise of outside counsel to the indemnified party). It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly after they are billed. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent Guarantor or the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Parent Guarantor or the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Parent Guarantor or the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Parent Guarantor or the Company and the total discounts and commissions received by the Initial Purchasers, bear to the aggregate offering price of the Securities. The relative fault of the Parent Guarantor or the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent Guarantor or the Company, on the one hand, or by the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

              (e) The Parent Guarantor, the Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
     Section 8 and the representations, warranties and other statements of the Parent Guarantor and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Parent Guarantor, the Company, their respective officers or directors or any person controlling the Parent Guarantor or the Company and (iii) acceptance of and payment for any of the Securities.

     9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or
(v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

     10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Parent Guarantor and the Company shall be unable to perform their respective obligations under this Agreement, the Parent Guarantor and the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency.

              (a) The Parent Guarantor and the Company each agree that any suit, action or proceeding against the Parent Guarantor or the Company arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Parent Guarantor and the Company each irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Parent Guarantor and the Company each agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Parent Guarantor or the Company, as the case may be, and may be enforced in any court to the jurisdiction of which the Parent Guarantor or the Company, as the case may be, is subject by a suit upon such judgment; provided that service of process is affected upon the Parent Guarantor or the Company, as the case may be, in the manner provided by this Section 13.

              (b) The Parent Guarantor and the Company each have appointed CT Corporation System, with offices on the date hereof at 818 West Seventh Street, Suite 200, Los Angeles, California 90017, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and each expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Parent Guarantor and the Company hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Parent Guarantor and the Company agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect for a period of seven years from the date of this Agreement. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Parent Guarantor and the Company. Notwithstanding the foregoing, any action involving the Parent Guarantor or the Company arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

              (c) Any action, suit or proceeding brought by the Parent Guarantor or the Company against any Initial Purchaser arising out of or based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and neither the Parent Guarantor nor the Company shall initiate or seek to initiate, in the Cayman Islands or any other jurisdiction other than in such New York courts, any action, suit or proceeding against any Initial Purchaser arising out of or based upon this Agreement and the transactions contemplated herein. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by any Initial Purchaser in respect of this Agreement and any transaction contemplated herein, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by the Parent Guarantor or the Company hereunder to the jurisdiction of such New York courts or the designation, pursuant to this Section 13, of the laws of the State of New York as the law applicable to this Agreement.

              (d) The provisions of this Section 13 shall survive any termination or cancellation of this Agreement.

          14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

              (a) if to the Parent Guarantor or to the Company, shall be delivered or sent by mail or telecopy transmission to 920 Disc Drive, Scotts Valley, California 95066, Attention: William L. Hudson, Senior Vice President, General Counsel and Secretary (Facsimile: (831) 438-6675) and Glen A. Peterson, Vice President, Corporate Finance and Treasurer (Facsimile: (831) 438-8931); with a copy to Simpson Thacher & Bartlett, 3330

     Hillview Avenue, Palo Alto, California 94304, Attention: William H. Hinman, Jr. (Facsimile: (650) 251-5002); or


              (b) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Kathryn Walsh (Facsimile:
     (212) 507-0462) and J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Benjamin Ben-Attar (Facsimile: (212) 270-3603); with copies to Morgan Stanley & Co. Incorporated, 2725 Sand Hill Road, Menlo Park, California 94125, Attention: William Salisbury (Facsimile:
     (650) 234-5605) and Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, Attention: Kris F. Heinzelman (Facsimile: (212) 474-3700).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Morgan Stanley & Co. Incorporated or J.P. Morgan Securities Inc.

         15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         SEAGATE TECHNOLOGY HDD HOLDINGS



                                         By: /s/ William L. Hudson
                                             -----------------------------------
                                             Name: William L. Hudson
                                             Title: Secretary

                                         SEAGATE TECHNOLOGY HOLDINGS

                                         By: /s/ William L. Hudson
                                             -----------------------------------
                                             Name: William L. Hudson
                                             Title: Secretary

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
and J.P. Morgan Securities Inc.

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated


By:   /s/ David Schwarzbach
      -----------------------------------
      Name: David Schwarzbach
      Title: Vice President

By:  J.P. Morgan Securities Inc.



By:   /s/ Benjamin Ben-Attar
      -----------------------------------
      Name: Benjamin Ben-Attar
      Title: Vice President

                                   SCHEDULE I

             Initial Purchaser                              Principal Amount of Securities
                                                                  to be Purchased

Morgan Stanley & Co. Incorporated ......................           $140,000,000
J.P. Morgan Securities Inc..............................           $140,000,000
Credit Suisse First Boston Corporation..................           $ 40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated......           $ 40,000,000
Salomon Smith Barney Inc................................           $ 40,000,000
                                                            --------------------------
    Total:                                                         $400,000,000